Exhibit 99

Statement Required by 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

This certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

In connection with the Annual Report on Form 11-K of the BellSouth Retirement Savings Plan (the “Plan”) for the year ended December 31, 2002, as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Rawdon W. McArthur, on behalf of BellSouth Corporation certifies that

•	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	information contained in the Report fairly presents, in all material respects, the net assets available for benefits and the change in net assets available for benefits.

    /S/    RAWDON W. MCARTHUR

Rawdon W. McArthur

Chief Investment Officer

BellSouth Corporation

June 30, 2003

A signed original of this written statement required by Section 906 has been provided to the BellSouth Retirement Savings Plan and will be retained by the BellSouth Retirement Savings Plan and furnished to the Securities and Exchange Commission or its staff upon request.

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